UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2009

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive Chicago, Illinois	60601 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2009, the Federal Home Loan Bank of Chicago (the “Bank”) received notification from James F. McKenna that he is declining to stand for re-election to the Board of Directors (the “Board”) in the Bank’s 2009 election of directors. Mr. McKenna, who currently serves as the Vice Chairman of the Board, will continue to serve the remainder of his current term, which is scheduled to expire on December 31, 2009. Mr. McKenna has indicated to the Bank that his decision not to stand for re-election is based solely on personal reasons and not because of any disagreement with the Bank. See “Part I – Item 4 – Submission of Matters to a Vote of Security Holders” in the Bank’s 2008 Annual Report on Form 10-K for more information on the rules governing the election of the Bank’s directors.

Item 7.01 Regulation FD Disclosure.

The Bank will be holding a series of member meetings on June 30th, July 1st, 7th, 9th, 22nd and August 5th, 6th, and 13th , 2009. A copy of the member presentation materials for these meetings is attached to this report as Exhibit 99.1.

The information being furnished pursuant to Items 7.01 and 9.01 on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Presentation to members of the Federal Home Loan Bank of Chicago at member meetings to be held on June 30th, July 1st , 7th, 9th, 22nd and August 5th, 6th, and 13th , 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: June 30, 2009	By:	/s/ Roger D. Lundstrom
Roger D. Lundstrom Executive Vice President, Financial Information and Chief Financial Officer

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